Exhibit 2
RESTRUCTURING SUPPORT AGREEMENT
          This RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”) is entered into as of September 30, 2009 by and among GLOBAL EMPLOYMENT HOLDINGS, INC., a Delaware corporation (“Holdings”), GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., a Georgia corporation (“TPS”), GLOBAL EMPLOYMENT SOLUTIONS PEO INC., a Florida corporation (“Southeastern”), GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., a Florida corporation (“BHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., a Georgia corporation (“SGHR”), GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., a Florida corporation (“SEII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., a Florida corporation (“SEIII”), GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., a Florida corporation (“SEIV”), GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., a Florida corporation (“SEV”), GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., a Florida corporation (“SEVI”), KEYSTONE ALLIANCE, INC., a Florida corporation (“Keystone” and together with Holdings, Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV and SEVI, collectively, the “Global Parties”), Howard Brill (“Brill”), VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD., a Cayman Islands exempted company (“Victory Fund”), VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company (“VPM” and together with Victory Fund, “Victory”), the other holders of the Junior Debt Obligations (as defined below) indicated as such on the signature pages hereto (together with Victory Fund, collectively, the “Junior Lenders”), and the holders of Series A Preferred Stock (as defined below) indicated as such on the signature pages hereto (together with Victory Fund, collectively, the “Series A Holders”). All Persons (as defined below) that are party hereto are referred to herein as the “Parties”.
RECITALS
               WHEREAS, certain of the Global Parties and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“Senior Lender”), are party to that certain Credit and Security Agreement dated as of April 29, 2008 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Senior Credit Agreement” and, together with all other instruments, agreements and documents executed in connection with the foregoing, the “Senior Credit Documents”);
               WHEREAS, pursuant to that certain Participation Agreement, dated as of August 14, 2009, by and between Senior Lender and Victory Fund (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Participation Agreement”), Victory Fund has purchased a last-out participation (the “Participation”) in the Senior Lender’s rights and obligations with respect to the Obligations (as defined in the Senior Credit Agreement) owing with respect to the Term Advances and the 2009 Term Advance (each as defined in the Senior Credit Agreement, the “Senior Term Loan Obligations”);

               WHEREAS, Holdings issued to the Junior Lenders those certain Senior Secured Convertible Notes on March 31, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, collectively, the “Original Junior Notes”);
               WHEREAS, the Senior Lender holds all of the outstanding Senior Debt Obligations (subject to the Participation);
               WHEREAS, Victory Fund holds all of the outstanding Senior Term Loan Obligations;
               WHEREAS, the Junior Lenders collectively hold all of the outstanding Junior Debt Obligations;
               WHEREAS, the Series A Holders collectively hold all of the issued and outstanding Series A Preferred Stock (as defined below); and
               WHEREAS, in order to settle the various matters among them and restructure the Global Parties’ existing indebtedness, the Global Parties, Victory, the Junior Lenders, the Series A Holders and Brill have agreed to the restructuring and other transactions described herein on the terms and conditions set forth herein.
               NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
          1.1. “Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person, (b) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of any capital stock, general or limited partnership interest, or other equity interest of such first Person, (c) in the case of a limited liability company, any Person that is the managing member of that Person and in all instances each Person that controls, is controlled by or is under common control with such first Person, and (d) each of such Person’s officers, directors, joint venturers and partners. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.
          1.2. “Agreement” shall have the meaning set forth in the Preamble hereof.
          1.3. “Authorized Shares Amendment” shall have the meaning set forth in Section 2.1.16 hereof.

          1.4. “Brill” shall have the meaning set forth in the Preamble hereof.
          1.5. “Claim(s)” shall mean, individually or collectively, as applicable, any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation.
          1.6. “Common Stock” shall mean the common stock, par value $0.001 per share, of Holdings.
          1.7. “Effective Date” shall have the meaning set forth in Section 5.1.1 hereof.
          1.8. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.
          1.9. “First Restructuring Closing” shall mean the consummation of all of the transactions contemplated to be consummated under Section 2.1, other than the transactions contemplated to be consummated at the Second Restructuring Closing.
          1.10. “First Restructuring End Date” shall have the meaning set forth in Section 2.1 hereof.
          1.11. “Global Parties” shall have the meaning set forth in the Preamble hereof.
          1.12. “Governmental Body” shall mean any foreign, federal, state, municipal or other government, or other department, commission, board, bureau, agency, public authority or instrumentality thereof or any other court or arbitrator.
          1.13. “Holdings” shall have the meaning set forth in the Preamble hereof.
          1.14. “Junior Debt Documents” shall mean the Junior Notes and all other instruments, agreements and documents executed in connection with the Junior Notes.
          1.15. “Junior Debt Obligations” shall mean all obligations, liabilities and indebtedness owing to the Junior Lenders under the Junior Debt Documents.
          1.16. “Junior Lenders” shall have the meaning set forth in the Preamble hereof.
          1.17. “Junior Notes” shall mean the Original Junior Notes, as amended and restated in accordance with Section 2.1.3, and the Senior Secured Notes issued at the First Restructuring Closing in accordance with Sections 2.1.4 and 2.1.5.
          1.18. “Participation” shall have the meaning set forth in the Recitals hereof.

          1.19. “Participation Agreement” shall have the meaning set forth in the Recitals hereof.
          1.20. “Person” shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, any Governmental Body or any other entity, whether acting in an individual, fiduciary or other capacity.
          1.21. “Releasee” shall have the meaning set forth in Section 3.1 hereof.
          1.22. “Released Claims” shall mean, with respect to any Party, any Claim which is released by such Party pursuant to any of the provisions of Section 3 hereof.
          1.23. “Releasor” shall have the meaning set forth in Section 3.1 hereof.
          1.24. “Restructuring” shall have the meaning set forth in Section 2.1 hereof.
          1.25. “Restructuring Documents” shall mean all agreements, instruments and other documents executed or to be executed in connection with the Restructuring.
          1.26. “Second Restructuring Closing” shall mean the consummation of the transactions contemplated by Section 2.1.6, Section 2.1.8 (solely as to the Second Warrant Exercise) and Section 2.1.16.
          1.27. “Second Restructuring End Date” shall have the meaning set forth in Section 2.1 hereof.
          1.28. “Second Warrant Exercise” shall have the meaning set forth in Section 2.1.8 hereof.
          1.29. “Senior Credit Agreement” shall have the meaning set forth in the Recitals hereof.
          1.30. “Senior Credit Documents” shall have the meaning set forth in the Recitals hereof.
          1.31. “Senior Debt Obligations” shall mean all obligations, liabilities and indebtedness owing to the Senior Lender under the Senior Credit Documents.
          1.32. “Senior Lender” shall have the meaning set forth in the Recitals hereof.
          1.33. “Senior Term Loan Obligations” shall have the meaning set forth in the Recitals hereof.
          1.34. “Series A Amendment” shall have the meaning set forth in Section 2.1.6 hereof.
          1.35. “Series A Holders” shall have the meaning set forth in the Preamble hereof.

          1.36. “Series A Preferred Stock” shall mean the Series A preferred stock, par value $0.001 per share, of Holdings.
          1.37. “Series B Designations” shall have the meaning set forth in Section 2.1.1 hereof.
          1.38. “Series B Preferred Stock” shall mean the Series B preferred stock, par value $0.001 per share, of Holdings.
          1.39. “Subordination Agreement” means the Subordination Agreement dated as of April 29, 2008 (as amended, restated, supplemented or otherwise modified prior to the date hereof) evidencing the subordination of the Junior Debt Obligations and the liens securing the Junior Debt Obligations to the Senior Debt Obligations and the liens securing the Senior Debt Obligations.
          1.40. “Transfer” shall have the meaning set forth in Section 6.4 hereof.
          1.41. “Victory” shall have the meaning set forth in the Preamble hereof.
          1.42. “Victory Fund” shall have the meaning set forth in the Preamble hereof.
          1.43. “Vote Shares” shall have the meaning set forth in Section 2.3 hereof.
     2. Restructuring.
          2.1. Transactions. Subject to the terms and conditions of this Agreement, each of the Parties hereby irrevocably consents to the following transactions (collectively, the “Restructuring”), has entered into or shall enter into definitive documentation to effectuate the Restructuring, shall consummate the First Restructuring Closing no later than September 30, 2009 (or such later date as agreed by the Global Parties and Victory) (the “First Restructuring End Date”) and shall consummate the Second Restructuring Closing no later than November 15, 2009 (or such later date as agreed by the Global Parties and Victory) (the “Second Restructuring End Date”):
               2.1.1. the amendment of the Certificate of Incorporation of Holdings, by virtue of the filing by Holdings of a certificate of designation with the Secretary of State of the State of Delaware, to authorize 250,000 shares of Series B Preferred Stock pursuant to documentation in the form of Exhibit B hereto (the “Series B Designations”);
               2.1.2. the amendment of the Original Junior Notes to provide for the conversion, and the immediate subsequent conversion by each Junior Lender, of sixty percent (60%) of the aggregate principal amount of Original Junior Notes (prior to giving effect to the amendment and restatement of the Original Junior Notes described in Section 2.1.3) held by such Junior Lender for shares of Series B Preferred Stock pursuant to documentation reasonably satisfactory to Holdings and the Junior Lenders, which documentation shall provide for the terms set forth on Part I of Schedule A hereto;

               2.1.3. the amendment and restatement of the Original Junior Notes pursuant to documentation satisfactory to Holdings and Victory, which documentation shall provide for the terms set forth on Part II of Schedule A hereto;
               2.1.4. the purchase by Brill from Holdings of (i) 2,665,193.500 shares of Common Stock and (ii) a newly issued Junior Note having the same terms as the amended and restated Junior Notes described in Section 2.1.3 (after giving effect to the amendment and restatement of the Original Junior Notes described in Section 2.1.3) in an aggregate principal amount of $500,000 for an aggregate purchase price of $500,000 pursuant to documentation satisfactory to Holdings, Victory and Brill;
               2.1.5. the exchange by Victory Fund of the Participation for a newly issued Junior Note having the same terms as the amended and restated Junior Notes described in Section 2.1.3 (after giving effect to the amendment and restatement of the Original Junior Notes described in Section 2.1.3) in an aggregate principal amount of $7,614,999.74 pursuant to documentation satisfactory to Holdings and Victory;
               2.1.6. the amendment of the certificate of designation governing the terms of the Series A Preferred Stock, by virtue of the filing by Holdings of such amendment to the certificate of designation with the Secretary of State of the State of Delaware (the “Series A Amendment”), to provide for the conversion, and the subsequent conversion by each Series A Holder, of one hundred percent (100%) of the Series A Preferred Stock held by such Series A Holder for shares of Series B Preferred Stock pursuant to documentation reasonably satisfactory to Holdings, Victory and the Series A Holders, which documentation shall provide for the terms set forth on Part III of Schedule A hereto;
               2.1.7. the waiver by the Series A Holders of certain provisions contained in, and rights of the Series A Preferred Stock granted under, the certificate of designation governing the terms of the Series A Preferred Stock pursuant to documentation reasonably satisfactory to Holdings, Victory and the Series A Holders;
               2.1.8. the amendment to, and exercise in full by Victory Fund of, the Warrant to Purchase Common Stock issued to Victory Fund on August 14, 2009 and attached as Exhibit A-1 hereto and the issuance of 29,317,117.500 shares of Common Stock pursuant thereto pursuant to documentation satisfactory to Holdings and Victory, which documentation shall provide for the terms set forth on Part IV of Schedule A hereto; provided that Victory Fund shall exercise such warrant in part with respect to 9,556,905.09 shares of Common Stock at the First Restructuring Closing, and shall subsequently exercise the remainder of the warrant in full at the Second Restructuring Closing (the “Second Warrant Exercise”);
               2.1.9. the exercise in full by Victory Fund of the Warrant to Purchase Common Stock attached as Exhibit A-2 hereto and the issuance of 99,000 shares of Common Stock pursuant thereto;
               2.1.10. the execution and delivery by the Global Parties and Victory of a fee letter satisfactory to Holdings and Victory, which shall provide for the terms set forth on Part V of Schedule A hereto;

               2.1.11. the amendment of the Senior Credit Agreement pursuant to documentation satisfactory to Holdings and Victory, which documentation shall provide for the terms set forth on Part VI of Schedule A hereto;
               2.1.12. the amendment and restatement of the Subordination Agreement pursuant to documentation reasonably satisfactory to Holdings and the Junior Lenders, which documentation shall provide for the terms set forth on Part VII of Schedule A hereto;
               2.1.13. the entry into a stockholders agreement (the “Stockholders Agreement”) in the form of Exhibit C hereto by Holdings, Brill, Victory, the Junior Lenders and the Series A Holders;
               2.1.14. the amendment of each of the security agreement, pledge agreement and guaranty executed in connection with the Junior Notes pursuant to documentation satisfactory to the Global Parties and Victory;
               2.1.15. the adoption of a management incentive plan by Global pursuant to documentation satisfactory to Global and Victory;
               2.1.16. the amendment of the Certificate of Incorporation of Holdings to authorize the issuance of 270,000,000 shares of Common Stock, by virtue of the filing by Holdings of such amendment with the Secretary of State of the State of Delaware (the “Authorized Shares Amendment”); and
               2.1.17. the reconstitution of the board of directors of Holdings in accordance with the terms and conditions of the Stockholders Agreement.
          2.2. Covenants. Subject to the terms and conditions of this Agreement, each of the Parties agrees and covenants that:
               2.2.1. It will cooperate in good faith to pursue and support the Restructuring in the manner contemplated by this Agreement.
               2.2.2. It agrees to take, and will take, all actions contemplated of it by this Agreement, and will take all other actions (including the execution and delivery of any and all Restructuring Documents) as may be necessary to carry out the purposes and intent of this Agreement and the Restructuring.
               2.2.3. It will not object to, delay, impede, commence any proceeding or take any other action to interfere in any material respect with, directly or indirectly, the Restructuring, or encourage or support any Person to do any of the foregoing.
               2.2.4. It will continue to negotiate any definitive documentation necessary for the implementation of the Restructuring (including any other Restructuring Documents), in good faith, and on terms consistent with this Agreement.
               2.2.5. Prior to the Second Restructuring Closing and notwithstanding the restrictions on Transfers set forth in Section 6.4, it will promptly (and in any event within 24 hours) inform Victory and Holdings of any changes in its ownership, including foreclosure upon, of any Common Stock, Series A Preferred Stock, Senior Debt Obligations or Junior Debt Obligations.
          2.3. Shareholder Approvals. As and solely to the extent required by applicable law, as promptly as possible following the effective date of the termination of registration of the Common Stock under Section 12(g) of the Exchange Act, Holdings shall seek the adoption and approval of its stockholders, by written consent or by vote taken at a duly called meeting of stockholders, of the Series A Amendment, the Authorized Shares Amendment and, if applicable, the other transactions contemplated by the Restructuring. Holdings shall submit such matters to its stockholders for approval even if the special committee of the board of directors of Holdings or the board of directors of Holdings shall have withdrawn or qualified its recommendation thereof. Each of the Parties, solely in its capacity as a stockholder of Holdings, hereby agrees to vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, in each case to the extent entitled to vote, beneficially owned or controlled by such person (the “Vote Shares”), or to grant a consent or approval in respect of the Vote Shares, in connection with any meeting of the stockholders of Holdings or any action by written consent in lieu of a meeting of the stockholders of Holdings (i) in favor of the Series A Amendment, (ii) in favor of the Authorized Shares Amendment, (iii) in favor of any other item of business submitted to the stockholders as and to the extent required by applicable law in connection with the transactions contemplated by the Restructuring, and/or (iv) against any action or agreement which would impede, interfere with or prevent the Series A Amendment, the Authorized Shares Amendment or the other transactions contemplated by the Restructuring.
          2.4. Conditions to First Restructuring Closing.
               2.4.1. Conditions for Global Parties. Notwithstanding anything to the contrary contained herein, no Global Party shall be obligated to consummate the transactions contemplated by this Agreement at the First Restructuring Closing if the special committee of the board of directors of Holdings, prior to the First Restructuring Closing, shall have withdrawn its (i) recommendation that stockholders consent to and/or approve each such transaction requiring such stockholder’s consent or approval or (ii) consent to and/or approval of each such transaction. For the avoidance of doubt, it is acknowledged and agreed that, from and after the First Restructuring Closing, the withdrawal of such recommendation, consent or approval by the special committee of the board of directors of holdings shall not affect the obligations of the Global Parties hereunder with respect to the Second Restructuring Closing.
               2.4.2. Conditions for Victory. Notwithstanding anything to the contrary contained herein, Victory shall not be obligated to consummate the transactions contemplated by this Agreement at the First Restructuring Closing unless and until:
                    2.4.2.1. the special committee of the board of directors of Holdings shall have (i) recommended that stockholders consent to and/or approve each such transaction requiring such stockholder’s consent or approval and (ii) consented to and/or approved of each such transaction;

          2.4.2.2. the board of directors of Holdings shall have adopted a resolution declaring the advisability of, and recommending that the requisite stockholders of Holdings approve, the Series A Amendment and the Authorized Shares Amendment;
          2.4.2.3. senior management of Global Parties shall be subject to employment arrangements with the Global Parties satisfactory to Victory in its sole discretion;
          2.4.2.4. each Junior Lender, each Series A Holder, Senior Lender, Brill and each Global Party shall have delivered to Victory in escrow executed signature pages to each of the Restructuring Documents to which it is a party, which shall be automatically released from escrow upon the release by Victory of its executed signature pages to the Restructuring Documents to which it is a party;
          2.4.2.5. Global Parties’ payroll processing relationship with Bank of America, N.A. shall be satisfactory to Victory in its sole discretion;
          2.4.2.6. Victory shall otherwise be satisfied in its sole discretion with the terms of and documentation evidencing the Restructuring;
          2.4.2.7. the Global Parties shall have paid to Victory and its Affiliates all fees and other amounts then due and owing to Victory and its Affiliates under this Agreement and the other Restructuring Documents; and
          2.4.2.8. The Series B Designation shall have been adopted and approved by the board of directors of Holdings and Holdings shall have properly filed the Series B Designation with the Secretary of State of the State of Delaware.
          2.5. Conditions to Second Restructuring Closing. Notwithstanding anything to the contrary contained herein, Victory shall not be obligated to consummate the transactions contemplated by this Agreement at the Second Restructuring Closing unless and until:
          2.5.1. the Series A Amendment shall have been adopted and approved by the requisite numbers and classes of the stockholders of Holdings, and Holdings shall have properly filed the Series A Amendment with the Secretary of State of the State of Delaware; and
          2.5.2. the Authorized Shares Amendment shall have been adopted and approved by the requisite numbers and classes of the stockholders of Holdings, and Holdings shall have properly filed the Authorized Shares Amendment with the Secretary of State of the State of Delaware.
     3. Releases.
          3.1. Mutual Release. Effective upon the First Restructuring Closing, each Party in any capacity, on behalf of itself and its Affiliates and its and their predecessors, successors, successors-in-interest, assigns, heirs and representatives (each, a “Releasor”), does hereby forever release, remise and discharge each other Party in any capacity and its Affiliates and its and their predecessors, successors, successors-in-interest, assigns, heirs and representatives (each, a “Releasee”) from any and all Claims that are connected with, arise out of, relate to or are otherwise based (as a whole or in part) on any acts, omissions, facts, matters, transactions or occurrences arising on or prior to the First Restructuring Closing, and hereby agrees and covenants not to assert or prosecute against any Releasee any Released Claims that any Releasor ever had, may have or hereafter can, may or shall have. Notwithstanding the foregoing, for the purposes of this Agreement “Released Claims” shall not include any Claims for any breach, default or violation of or under any provision, representation, warranty, covenant or agreement of this Agreement or any of the Restructuring Documents executed on or after the Effective Date.
          3.2. Limitation Of Releases. Nothing in this Agreement shall be construed to release any Releasee from any liabilities or obligations under any of the Junior Debt Documents or otherwise in respect of the obligations thereunder. All of the rights, powers, remedies, benefits, priorities, liens and security interests of any Junior Lender under the Junior Debt Documents and applicable law shall remain in full force and effect, and nothing in this Agreement shall amend or otherwise modify any of the provisions of the Junior Debt Documents. Nothing in this Agreement shall be construed to release any Claims of any Releasor against any Person who fails to execute and deliver this Agreement and any and all Restructuring Documents required to be executed and delivered by such Person as determined by Holdings and Victory in their reasonable discretion. Nothing in this Agreement shall be construed to constitute a release of, or a covenant not to sue in respect of, any Releasee arising from the negligence or willful misconduct of any of the Releasees or any other conduct of any of the Releasees that was fraudulent or a criminal act by such Releasee, in each case, as determined by a court of competent jurisdiction or admitted in writing or plea agreement. In the event any release of, or covenant not to sue in respect of, any Releasee by any Releasor is prohibited by or unenforceable or invalid under applicable law, the corresponding release of, or covenant not to sue in respect of, such Releasor by such Releasee shall be deemed ineffective to the extent of such prohibition, unenforceability or invalidity.
          3.3. No Reliance And No Duty To Disclose. Each of the Parties, on behalf of itself or himself and its or his Affiliates, in any capacity, agrees and acknowledges that (a) except as expressly provided in this Agreement, no other Releasee, in any capacity, has warranted or otherwise made any representations to it or him or any of its or his Affiliates concerning any Released Claim (including, without limitation, any representation concerning the existence, nonexistence, validity or invalidity of any Released Claim), (b) the validity and effectiveness of the foregoing releases and covenants not to sue in this Section 3 do not depend in any way on any such representations or warranties or the accuracy, completeness or validity thereof, (c) no Releasee, in any capacity, has any duty to disclose or provide any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to it or him or any other Releasor, including, without limitation, any facts or documents which, if known by any Releasor, might have caused any Party to which such Releasor is affiliated not to execute and deliver this Agreement or any Restructuring Documents, and (d) each such release and covenant not to sue shall remain in full force and effect even if any facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) were not disclosed or provided (whether intentionally, unintentionally or otherwise) by any Releasee to any Releasor, which facts or documents, if known by such Releasor, might have caused any Party to which such

Releasor is affiliated not to execute and deliver this Agreement or any Restructuring Documents. Nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Agreement or any Restructuring Document.
          3.4. Release Of Unknown Claims. Subject to the fraud exception contained in Section 3.2, each Party agrees and acknowledges, on behalf of itself or himself and its or his Affiliates, that the Released Claims which it or he is releasing and covenanting not to sue on behalf of itself or himself and its or his Affiliates pursuant to the provisions hereof include, without limitation, any Released Claim which such Party does not know or suspect to exist in its or his, or its or his Affiliates’, favor at the time of the giving of the foregoing releases and covenants not to sue which, if known by it or him, might affect its or his decision regarding the releases and covenants not to sue set forth herein. Each Party, on behalf of itself or himself and its or his Affiliates, agrees and acknowledges that it or he might hereafter discover facts or documents in addition to or different from those which it or he now knows or believes to be true or exist with respect to the subject matter of any of the Released Claims, but no Releasee in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to any Releasor, and each of the Releasors shall be deemed to have fully, finally and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future.
          3.5. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. WITHOUT DEROGATING FROM THE COLORADO CHOICE OF LAW PROVISION SET FORTH HEREIN, THE PARTIES AGREE THAT THE FOREGOING RELEASES AND COVENANTS NOT TO SUE EXTEND TO ALL RIGHTS OF EACH RELEASOR UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE AND ANY SIMILAR LAW OF ANY STATE OR TERRITORY OF THE UNITED STATES, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY EACH PARTY. EACH OF THE PARTIES, ON BEHALF OF ITSELF OR HIMSELF AND ITS OR HIS AFFILIATES, WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS AFFORDED BY SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAW OF ANY STATE OR TERRITORY OF THE UNITED STATES. EACH PARTY UNDERSTANDS THAT THE FACTS IN RESPECT OF WHICH THE RELEASES AND COVENANTS NOT TO SUE MADE IN THIS AGREEMENT ARE GIVEN MAY HEREAFTER TURN OUT TO BE OTHER THAN OR DIFFERENT FROM THE FACTS IN THAT CONNECTION NOW KNOWN OR BELIEVED BY IT OR HIM TO BE TRUE, AND EACH PARTY HEREBY, ON BEHALF OF ITSELF OR HIMSELF AND ITS OR HIS AFFILIATES, ACCEPTS AND ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND AGREES NO PARTY OR ANY OTHER RELEASEE IN ANY CAPACITY HAS ANY DUTY TO DISCLOSE ANY FACTS (WHETHER MATERIAL OR IMMATERIAL, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED) TO IT OR HIM OR ANY OTHER RELEASOR AND THAT THIS AGREEMENT AND THE RESTRUCTURING DOCUMENTS SHALL BE AND REMAIN IN ALL RESPECTS EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BY VIRTUE OF ANY SUCH DIFFERENCE IN FACTS, EVEN IF ANY FACTS WERE NOT DISCLOSED (WHETHER INTENTIONALLY, UNINTENTIONALLY OR OTHERWISE) BY

ANY RELEASEE TO ANY RELEASOR, WHICH FACTS, IF KNOWN BY SUCH RELEASOR, MIGHT HAVE CAUSED ANY PARTY TO WHICH SUCH RELEASOR IS AFFILIATED NOT TO EXECUTE AND DELIVER THIS AGREEMENT AND/OR ANY RESTRUCTURING DOCUMENTS. SECTION 1542 OF THE CALIFORNIA CIVIL CODE PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
EACH OF THE PARTIES HEREBY ACKNOWLEDGES AND AGREES, ON BEHALF OF ITSELF OR HIMSELF AND ITS OR HIS AFFILIATES, THAT NOTHING CONTAINED IN THIS SECTION 3 SHALL RELEASE OR DISCHARGE ANY OF THEM FROM THE LIABILITIES, DUTIES AND OBLIGATIONS UNDERTAKEN OR ASSUMED UNDER THIS AGREEMENT OR ANY RESTRUCTURING DOCUMENTS, OR FROM ANY OTHER CLAIMS OTHER THAN THE RELEASED CLAIMS.
          3.6. Indemnification For Assertion of Released Claims. Each of the Parties agrees, on behalf of itself or himself and its or his respective affiliated Releasors, that if any Releasor or any of its or his affiliated Releasors asserts against any Releasee any of the Released Claims released by such Releasor pursuant hereto, such Releasor shall be obligated to pay, in addition to any other damages caused to such Releasee, all reasonable attorneys’ fees and expenses incurred by such Releasee in defending or otherwise responding to such Released Claims.
          3.7. No Admission. Nothing in this Agreement shall be construed as an admission by any Releasor of the existence of any Released Claim or of any liability with respect to any or all of such Released Claims or any other past or future act, omission, fact, matter, transaction or occurrence. The Parties have agreed to settle the Released Claims against each other in order to avoid the costs and undesirable effects of litigation between or among each other.
          3.8. Reaffirmation of Release Certificate. Each Releasor agrees to execute and deliver such documents and to take such further action as any Releasee may reasonably request from time to time following the effectiveness of any release provided in this Section 3 to effectuate such releases and otherwise carry out the intent and purposes of this Agreement, including, without limitation, the execution and delivery of a reaffirmation of release certificate on the Restructuring Effectiveness Date confirming the effectiveness of any Releasor’s releases provided herein.
     4. Representations And Warranties. To induce the other Parties to enter into this Agreement and the Restructuring Documents, each Party represents and warrants (with respect to itself or himself) to the other Parties as follows, as of the Effective Date and as of the First Restructuring Closing:
               4.1. Organization and Authorization. If and as applicable, it is duly formed, organized or incorporated, as the case may be, validly existing and in good standing under the laws of the state or country of its formation, organization or incorporation. If and as applicable, it or he has the requisite power and authority to execute and deliver this Agreement and the other Restructuring Documents to which it or he is a party and to perform its or his obligations hereunder. All actions or proceedings to be taken by or on the part of it or him to authorize and permit the execution and delivery by it or him of this Agreement and the other Restructuring Documents to which it or he is a party, the performance by it or him of its or his obligations hereunder and thereunder and the consummation by it or him of the transactions contemplated herein and therein have been duly and properly taken. This Agreement and the other Restructuring Documents to which it or he is a party have been duly executed and delivered by it or him, constitute its or his legal, valid and binding obligation and are enforceable in accordance with their terms and conditions, subject only to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          4.2. Noncontravention. The execution and delivery of this Agreement, the other Restructuring Documents to which it or he is a party, and the consummation of the transactions contemplated herein and therein, do not or will not result in: (a) a conflict with or a breach of any provision of its certificate or articles of incorporation, by-laws, partnership agreement, trust agreement or any other organizational or governing document of it, if and as applicable; (b) a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice to any Person under any agreement, indenture, contract, lease, license, instrument or other arrangement to which it or he is a party, by which it or he is bound or to which any of its or his assets is subject; or (c) a violation by it or him of any Law. It or he is not required by applicable Law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in connection with its or his execution, delivery and performance of this Agreement or the other Restructuring Documents to which it or he is a party or the consummation of the transactions contemplated herein or therein, except for (i) such consents and approvals which are specifically described herein and which consents and approvals have been duly and properly obtained on or before the First Restructuring Closing, (ii) Schedule 13D filings or amendments to Schedule 13Ds that are required to be made under the Exchange Act and the rules and regulations promulgated thereunder, (iii) any filings that are required to be made under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) the filing of a Form D, if necessary, under Regulation D promulgated under the Securities Act of 1933, as amended, and (v) any filings required to comply with state securities laws in connection with the consummation of the transactions contemplated hereby.
          4.3. No Assignment. Neither it or he nor any of its or his Affiliates has assigned, hypothecated or otherwise transferred (collaterally or otherwise) to any other Person any interest in any Released Claims to which its or his covenant not to sue set forth herein applies.
          4.4. Litigation. There is no Action pending, or to the knowledge of it or him, contemplated or threatened, before any Governmental Authority restricting the execution, delivery, or performance by it or him of this Agreement or the other Restructuring Documents to which it or he is a party or otherwise affecting the ability of it or him to consummate the transactions contemplated by this Agreement or the other Restructuring Documents to which it or he is a party.

          4.5. Indebtedness and Securities. With respect to each Global Party, to such Global Party’s knowledge (i) all outstanding Senior Debt Obligations are owing to Senior Lender, all outstanding Junior Debt Obligations are owing to Junior Lenders and all outstanding shares of Series A Preferred Stock are held by Series A Holders, and (ii) no other Person has any rights of offset, defenses, claims or counterclaims with respect to any such indebtedness or securities. With respect to Victory Fund, each Junior Lender and each Series A Holder, (i) the amount of outstanding Junior Debt Obligations owing to and outstanding shares of Series A Preferred Stock and Common Stock held by such Party are set forth on such Party’s signature page hereto, (ii) all such indebtedness and securities are held by such Party free and clear of all liens, claims and other encumbrances, and (iii) no other Person has any rights of offset, defenses, claims or counterclaims with respect to any such indebtedness or securities.
          4.6. Capitalization. With respect to Holdings,
               4.6.1. As of the Effective Date, and prior to the consummation of the Restructuring, the authorized capital stock of Holdings consists of (i) 40,000,000 shares of Common Stock, par value $0.001 per share and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 12,750 shares have been designated as Series A Preferred Stock.
               4.6.2. At the close of business on September 29, 2009: (i) 10,561,770 shares of Common Stock were issued and outstanding; (ii) 4,807,000 shares of Common Stock were reserved for issuance pursuant to the Global Employment Holdings, Inc. 2006 Stock Plan of which 2,781,714 shares of Common Stock were issuable upon exercise of stock options; (iii) 4,770,455 shares of Common Stock were issuable upon conversion of the Junior Notes; (iv) 4,072,482 shares of Common Stock were issuable upon conversion of the Series A Preferred Stock; (v) 99,000 shares of Common Stock were issuable upon exercise of a warrant to purchase Common Stock; (vi) shares representing 11% of the outstanding shares of common stock on the date of exercise, on a fully-diluted basis, were issuable upon exercise of a warrant to purchase Common Stock; and (vii) 12,750 shares of Series A Preferred Stock were issued and outstanding. All issued and outstanding shares of Common Stock and Preferred Stock have been, all shares of Common Stock that may be issued pursuant to the exercise of existing options will be, and all shares of Series B Preferred Stock that may be issued pursuant to the Restructuring will be, when issued in accordance with their respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.
               4.6.3. As of the Effective Date, and prior to the consummation of the Restructuring, except for the Senior Debt Obligations and the Junior Debt Obligations, the Global Parties have no outstanding indebtedness for borrowed money.
               4.6.4. Schedule B sets forth, with respect to the Global Employment Holdings, Inc. 2006 Stock Plan, as of September 29, 2009, the aggregate number of shares of Common Stock relating to outstanding and available awards or options that may be exercised immediately following the Restructuring.
               4.6.5. To Holdings’ knowledge and except as set forth in the Junior Notes, the Series A Certificate of Designation, the Preferred Stock Securities Purchase Agreement by and

among Holdings and the “Buyers” party thereto dated as of March 31, 2006, the Notes Securities Purchase Agreement by and among Holdings and the “Buyers” party thereto dated as of March 31, 2006, and outstanding options and warrants described above:
               4.6.5.1. there are no preemptive or similar rights on the part of any holder of any class of Holdings’ securities;
               4.6.5.2. Holdings has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of the Common Stock and Series A Preferred Stock;
               4.6.5.3. there are no options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance unites, commitments, contracts, arrangements or undertakings or any kind to which any Global Party is a party or by which any of them is bound (i) obligating such Global Party to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchase, redeemed or otherwise acquired, any Common Stock or Preferred Stock, or any security convertible or exercisable for or exchangeable into any Common Stock or Preferred Stock, (ii) obligating any Global Party to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Common Stock, Preferred Stock, Junior Debt Obligations or Senior Debt Obligations;
               4.6.5.4. there are no outstanding contractual obligations of any Global Party to repurchase, redeem or otherwise acquire any securities; and
               4.6.5.5. there are no proxies, voting trusts or other agreements or understandings to which Holdings, any Junior Lender, Series A Holder or holder of Common Stock is a party or is bound with respect to the voting of the Common Stock and Preferred Stock.
     5. Effectiveness and Termination.
          5.1. Effectiveness.
               5.1.1. Subject to Section 5.1.2 and Section 5.1.3, this Agreement and the Parties’ respective obligations hereunder shall become effective on the date (the “Effective Date”) on which all of the Global Parties, Victory, the Junior Lenders, the Series A Holders and Brill execute and deliver to such other Parties their respective counterparts of this Agreement.
               5.1.2. Section 3 of this Agreement and the Parties’ respective obligations thereunder, and all of the transactions contemplated by this Agreement other than the transactions contemplated to be completed at the Second Restructuring Closing, shall become effective and be consummated on the date of the First Restructuring Closing. Notwithstanding anything to the contrary contained herein, Section 3 of this Agreement shall not be effective with respect to any Party except to the extent such Party has executed and delivered to all other

Parties a counterpart of the Restructuring Documents to which such Party is contemplated to be a party.
               5.1.3. All of the transactions contemplated by this Agreement to be completed at the Second Restructuring Closing, shall become effective and be consummated on the date of the Second Restructuring Closing.
               5.1.4. Notwithstanding anything to the contrary contained herein, no provision of this Agreement relating to any Party shall be effective with respect to such Party except to the extent such Party has executed and delivered to all other Parties a counterpart of this Agreement.
               5.1.5. This Agreement shall remain effective until terminated pursuant to Section 5.2 hereof.
          5.2. Termination. This Agreement may be terminated, with respect to any Party, by such Party, by delivering written notice of such termination to the other Parties in accordance with Section 6.8, if none of the transactions constituting the Restructuring as set forth in Section 2.1 shall have occurred on or prior to the First Restructuring End Date.
     6. Miscellaneous.
               6.1. Jurisdiction. The Parties agree that all disputes between any of them arising out of, connected with or related to or incidental to the relationship established between any of them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved only by the courts of the State of New York, but the Parties acknowledge that any appeals from those courts may have to be heard by a court located outside of the State of New York. The Parties waive in all disputes any objection that they may have to the location of jurisdiction of the court designated to consider such dispute in accordance with the first sentence of this Section 6.1. Each Party irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for notices to it under this Agreement and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by applicable law.
          6.2. Choice Of Law. This Agreement shall be construed and interpreted, and the rights of the Parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law).
          6.3. Amendments; Waivers. This Agreement (including the exhibits and schedules attached hereto) may not be amended or modified except in a writing executed by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.
          6.4. Transfers of Interests. Except as expressly permitted in this Agreement, no Party shall in any way, directly or indirectly, sell, exchange, transfer, hypothecate, gift, bequeath, convey in trust, pledge, mortgage, grant a security interest in, assign, encumber, or otherwise dispose of all or any portion of such Party’s Junior Debt Obligations, Common Stock, Series B Preferred Stock or Series A Preferred Stock, including by merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise (a “Transfer”), and any such purported Transfer shall be null and void ab initio unless in connection with and as a condition to such Transfer (i) the transferee executes and delivers to Holdings and Victory a joinder or joinders, in form and substance satisfactory to Holdings and Victory, assuming and agreeing to be bound by all of the terms and conditions of this Agreement and each other Restructuring Document to which the transferor is a party, together with such other instruments and documents as may be necessary to bind such transferee to the terms of this Agreement and such other Restructuring Documents, (ii) the Transfer is effected in compliance with applicable federal and state securities laws (as confirmed by a written opinion addressed to Holdings from counsel to transferee that is reasonably acceptable to the board of directors), and (iii) the transferee pays all reasonable expenses incurred by Holdings in connection with such Transfer. Notwithstanding the foregoing, a pledge or grant of a security interest in any such obligations or security to secure a “bona fide” loan shall in no event be deemed a Transfer for purposes of this Agreement, however a foreclosure, transfer in lieu of foreclosure or other exercise of rights or remedies under any such pledge or security interest shall be deemed to constitute a Transfer hereunder.
          6.5. Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party, without the prior written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective Releasors and Releasees, and the respective successors and permitted assigns of the Parties and such Releasors and Releasees. Any Releasee who is not named as a party to this Agreement shall have the rights of an intended third-party beneficiary with respect to the provisions of the releases in its or his favor. Except as set forth in the immediately preceding sentence, no other Person not a Party shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.
          6.6. Counterparts. This Agreement may be executed by any number of counterparts and by different Parties and separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Executed signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any Party may execute and deliver a counterpart of this Agreement by delivery by facsimile or email transmission of a signature page of this Agreement signed by such Party, and any such facsimile signature shall be treated in all respects as having the same effect as having an original signature. Any Party delivering by facsimile transmission a counterpart executed by it or him shall promptly thereafter also deliver a manually signed counterpart.
          6.7. Headings. The titles, captions or headings in this Agreement are included herein or therein for convenience of reference only and shall not constitute a part of this Agreement for any purpose.
          6.8. Defined Term; Pronouns. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. The terms “hereunder,” “herewith,” “hereby,” “herein” and “hereof” refer to this Agreement in its entirety, including all attached schedules and exhibits, and not to any individual provision or Section of this Agreement. Neuter or masculine pronouns used herein shall be deemed to refer to the masculine and the feminine as the context so indicates.
     6.9. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to any other Parties shall be in writing and shall be deemed effective upon actual receipt if delivered personally; on the date receipt is acknowledged or refused if mailed by certified mail, postage prepaid, return receipt requested; on the next business day if by overnight delivery by a nationally recognized, reputable, overnight courier; upon transmission when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery as provided in this Section 6.7); and in any such case shall be addressed as follows:
If to the Global Parties, addressed to:
c/o Global Employment Solutions, Inc.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Fax No.: (303) 216-9533
Attention: Chief Financial Officer
If to Victory, addressed to:
227 West Monroe Street
Suite 3900
Chicago, IL 60606
Fax No.: (312) 701-0794
Attention: Scott R. Zemnick
If to Brill, addressed to:
Howard Brill
Personal and Confidential
10375 Park Meadows Dr., Suite 375
Lone Tree, CO 80124
Facsimile: (303) 216-9594
               If to any Junior Lender, addressed to the address specified on the applicable signature page hereof
               If to any Series A Holder, addressed to the address specified on the applicable signature page hereof or to such other place and with such other copies as any Party may designate to itself or himself by written notice to the other Parties.

          6.10. Entire Agreement. This Agreement and the Restructuring Documents contain the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, covenants, arrangements, communications, representations or warranties made, whether oral or written, by the Parties or by any officer, employee or representative of any Party.
          6.11. Further Assurances. Each Party will use its or his reasonable best efforts to cause all of the conditions to its or his and the other Parties’ obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its or his part to be performed and fulfilled under this Agreement and the Restructuring Documents to the end that the transactions contemplated by this Agreement and the Restructuring Documents shall be effected in accordance with the terms hereof. At all times before, on or after the Execution Date, each Party will, and will cause its or his respective affiliates to, cooperate in good faith with the other Parties and will, and will cause its or his respective affiliates to, promptly take all appropriate action and execute any and all documents, instruments or conveyances of any kind which any other Party may reasonably request to consummate or implement any of the transactions contemplated hereby or thereby or to evidence such events or matters. In furtherance and not in limitation of the foregoing, if for any reason Holdings shall have failed to obtain the requisite votes or consents of Holdings’ stockholders for the adoption and approval of the Series A Amendment or the Authorized Shares Amendment or, if applicable, any other transaction contemplated by this Agreement, and the Second Restructuring Closing shall not have occurred, on or prior to the Second Restructuring End Date, then the Parties shall negotiate in good faith to restructure the transactions contemplated by this Agreement so as to obtain the same substantive economic and business terms contemplated hereby and thereby, and to the extent required by applicable law, Holdings shall resubmit the Series A Amendment and/or the Authorized Shares Amendment to its stockholders for approval, with the timing of such resubmission to be determined by Victory in its sole discretion.
          6.12. Parties’ Use Of Legal Counsel And Construction Of Agreement. Each of the Parties hereby acknowledges that it or he has been advised by, or has had the opportunity to be advised by, its or his own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Agreement (including, without limitation, the release and covenant not to sue provisions hereof). The Parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits or schedules thereto. Each Party has entered into this Agreement freely and voluntarily, without coercion, duress, distress or under influence by any other Persons or its, his or her respective stockholders, directors, officers, partners, agents or employees.
          6.13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective, enforceable and valid under applicable law, but if any provision of this Agreement shall be prohibited by or unenforceable or invalid under applicable law, the Parties affected thereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of such Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by such provision be consummated as originally contemplated to the fullest extent possible, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          6.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that there is no adequate remedy at law with respect to any such breach. Accordingly, each of the Parties and their respective permitted successors and assigns agrees that the other Parties or their respective permitted successors and assigns shall, in addition to any other remedy to which they may be entitled, at law or in equity, be entitled to injunctive or other relief to prevent breaches or alleged or threatened breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction.
          6.15. WAIVER OF RIGHT TO JURY. EACH OF THE PARTIES WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party as of the date first set forth above.
GLOBAL PARTIES:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name: Paige Burkes
Its: Chief Financial Officer

EXCELL PERSONNEL SERVICES CORPORATION

By:

Name: Paige Burkes
Its: Executive Vice President

TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO V INC., f/k/a Southeastern Personnel Management, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:

Name: Paige Burkes
Its: Chief Financial Officer

FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO INC., f/k/a Southeastern Staffing, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

MAIN LINE PERSONNEL SERVICES, INC.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO III INC., f/k/a Bay HR, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO II INC., f/k/a Southeastern Staffing II, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO VII INC., f/k/a Southeastern Staffing IV, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO IX INC., f/k/a Southeastern Staffing VI, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO IV INC., f/k/a Southeastern Georgia HR, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO VI INC., f/k/a Southeastern Staffing III, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

GLOBAL EMPLOYMENT SOLUTIONS PEO VIII INC., f/k/a Southeastern Staffing V, Inc.

By:

Name: Paige Burkes
Its: Executive Vice President

KEYSTONE ALLIANCE, INC.

By:

Name: Paige Burkes
Its: Executive Vice President

VICTORY:

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.

By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By:

Name:
Its:

Security Ownership:

VICTORY PARK MANAGEMENT, LLC

By:

Name:
Its:

BRILL:

Howard Brill

Security Ownership:

JUNIOR LENDERS:

CAPITAL RESOURCES GROWTH, INC.

By:

Name: Charles Gwirtsman
Its: President

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

GWIRTSMAN FAMILY PARTNERS, LLC

By:

Name:	Charles Gwirtsman
Its:	Manager

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

Luci Altman

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

Gregory Bacharach

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

Richard Goldman

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

Steven Pennington

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

Jay Wells

Address for Notices:

Security Ownership:

JUNIOR LENDERS:

Kenneth Michaels

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

AMATIS LIMITED

By:

Name:
Its:

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

DIAMOND OPPORTUNITY FUND, LLC

By:

Name:
Its:

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

ENABLE OPPORTUNITY PARTNERS LP

By:

Name:
Its:

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC

By:

Name:
Its:

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

CAPITAL RESOURCES GROWTH, INC.

By:
Name:	Charles Gwirtsman
Its:	President

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

ENABLE GROWTH PARTNERS LP

By:
Name:
Its:

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

LAKEVIEW FUND, LP

By:
Name:
Its:

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Tariq Jawad

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Steven List

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Steven Pennington

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Fred Viarrial

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Dan Hollenbach

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Terry Koch

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Kenneth Michaels

Address for Notices:

Security Ownership:

SERIES A HOLDERS:

Noam J. Rubinstein

Address for Notices:

Security Ownership:

Schedule A
RESTRUCTURING TERMS
I. Amendment and Conversion of Junior Debt Obligations
Effective at the First Restructuring Closing, the Original Junior Notes shall be amended to provide for the conversion of Original Junior Notes into shares of Series B Preferred Stock instead of shares of Common Stock. Immediately following the effectiveness of such amendment, each Junior Lender shall convert sixty percent (60%) of the aggregate principal amount of Original Junior Notes held by such Junior Lender into shares of Series B Preferred Stock at a ratio of $1,000 aggregate principal amount of Original Junior Notes to 14.8492254 shares of Series B Preferred Stock.
The Global Parties shall pay in cash to each Junior Lender a conversion fee equal to 1.0% of the aggregate principal amount of the Original Junior Notes being converted by such Junior Lender. The conversion fee shall be payable out of cash flow of the Global Parties, but no later than December 31, 2009.
II. Amendment and Restatement of Junior Notes
Effective at the First Restructuring Closing, the Original Junior Notes shall be amended and restated to provide the following terms for the Original Junior Notes (other than the portion of the Original Junior Notes converted into Series B Preferred Stock pursuant to Part I above):
Aggregate Principal Amount: $16,490,901.29 (as reduced or increased from time to time in accordance with the terms hereof).
Amortization: Beginning on November 1, 2009 and continuing each successive month thereafter until Maturity, Holdings shall repay the Aggregate Principal Amount in cash in an amount per month equal to the lesser of (a) the sum of (i) $100,000 and (ii) the Gross-up Amount and (b) the sum of (i) the amount of Availability (as defined in the Senior Credit Agreement) on each payment date and (ii) the amount of the Holdings’ cash on hand on each payment date. “Gross-up Amount” shall be defined as the amount by which the aggregate amount of amortization payments paid prior to such payment date is less than the product of (a) $100,000 multiplied by (b) the number of payment dates that have preceded such payment date.
Cash Flow Sweeps: Beginning thirty days after the last day of fiscal January 2010 and continuing each successive quarter thereafter until Maturity, Holdings shall repay the Aggregate Principal Amount in cash in an amount equal to (a) 25% multiplied by (b) the Excess Cash Flow for such period (the “CF Sweep”); provided that the amount of any such CF Sweep shall not exceed (a) Availability (as defined in the Senior Credit Agreement) as of the last day of such period less (b) $1,500,000. “Excess Cash Flow” shall be defined as EBITDA less total scheduled debt service (including, without limitation, the Amortization), less net working capital, less capital expenditures (as agreed between Holdings and Victory).

Cash Flow True Ups: Beginning thirty days after the last day of fiscal July 2010 and continuing each successive six month anniversary thereafter until Maturity, Holdings shall repay the Aggregate Principal Amount in cash in an amount equal to (a) 75% multiplied by (b) the Excess Cash Flow for such period (the “CF True Up”); provided that the amount of any such CF True Up shall not exceed (a) Availability (as defined in the Senior Credit Agreement) as of the last day of such period less (b) $1,500,000; provided further that CF Sweeps paid during such period shall be credited against the CF True Up.
Prepayments: Holdings shall have the right (but not the obligation) to voluntarily prepay the Aggregate Principal Amount and the Junior Preference Amount in full or in part in cash; provided that any such prepayment of the Aggregate Principal Amount shall be in an amount equal to 105% of the amount being so prepaid (a “Prepayment Amount”). For the avoidance of doubt, Amortization, CF Sweeps, CF True-Ups and the prepayment of Junior Preference Amount shall not be subject to the payment of a Prepayment Amount.
Junior Note Payments: All cash payments by Holdings to the Junior Lenders pursuant to Amortization, Cash Flow Sweeps, Cash Flow True Ups, Prepayments or otherwise (collectively, the “Junior Obligation Reductions”) shall be allocated to reduce the Aggregate Principal Amount until the Aggregate Principal Amount has been reduced to $8,255,600 (the “Junior Face Floor”). Upon hitting the Junior Face Floor, the Junior Obligation Reductions shall be allocated to reduce the Junior Preference Amount. Once the Junior Preference Amount has been paid in full in cash, the Junior Obligation Reductions shall again be allocated to reduce the Aggregate Principal Amount.
Conversion: The Junior Debt Obligations shall not be convertible into equity of Holdings.
Accrued Interest: Any and all interest or otherwise accrued and unpaid amounts as of the Restructuring Effective Date shall be payable on October 1, 2009.
Cash Interest: 9% per annum (the “Cash Interest”). The Cash Interest shall accrue from the Restructuring Effective Date and be payable quarterly in cash in arrears beginning on September 30, 2009 and continuing each quarter thereafter (each such payment date, an “Interest Payment Date”).
PIK Interest: 8% per annum (the “PIK Interest” and, together with Cash Interest, the “Interest”). The PIK Interest shall accrue quarterly beginning on the Restructuring Effective Date and be capitalized and added to the principal of the Junior Debt Obligations on each Interest Payment Date.
Junior Preference Amount: Two times the Aggregate Principal Amount (the “Junior Preference Amount”). The Junior Preference Amount shall be payable in cash in full in order to fully defease or satisfy the Junior Debt Obligations regardless of sale, refinancing, liquidation or otherwise.
Junior Waterfall: No Person other than the Senior Lender (pursuant only to the Senior Credit Documents) and the Junior Lenders shall receive any cash or other distribution prior to the Junior Lenders receiving in full in cash the (i) Interest, (ii) Junior Preference Amount, (iii) Aggregate Principal Amount, and (iv) all other Junior Debt Obligations; provided that the management of the Global Parties shall receive cash distributions pursuant the management incentive plan of the Company (as applicable) following the Junior Lenders receiving in full in cash the Interest.
Required Lenders: Shall at any time be Junior Lenders then holding at more than 66-2/3% of the aggregate principal amount of Junior Debt Obligations then outstanding.
Senior Debt Limitation: So long as any Junior Debt Obligations are outstanding and without the express written consent of Required Lenders, the Global Parties may not incur any debt senior or pari passu to the Junior Debt Obligations other than the Senior Debt Obligations. The Senior Debt Obligations shall be capped at $7,500,000.
Future Offerings: So long as any Junior Debt Obligations are outstanding and without the express written consent of Required Lenders, the Global Parties may not issue any debt or equity securities (including debt securities with an equity feature); provided however that Holdings may issue Common Stock and options to purchase Common Stock pursuant to any current employee compensation plans.
Reporting: Package shall be delivered on a quarterly and yearly basis and include the information similar to what is required to be delivered to Senior Lender pursuant to the Senior Credit Documents (as in effect on the date hereof).
Term: The Junior Debt Obligations shall become due and payable on the two (2) year anniversary of the Restructuring Effective Date (the “Maturity”); provided however that the Maturity shall automatically extend for a period of one (1) year unless notice of cancellation is provided by the Required Lenders.
III. Amendment and Conversion of Series A Preferred Stock
Effective at the First Restructuring Closing, the holders of the Series A Preferred Stock shall enter into an amendment and conversion agreement to provide for the following transactions:
Upon subsequent receipt of approval from the requisite stockholders of Holdings, effective at the Second Restructuring Closing, the terms of the Series A Preferred Stock shall be amended to provide for the conversion of shares of Series A Preferred Stock into shares of Series B Preferred Stock and remove a restrictive blocker on voting rights. Immediately following the effectiveness of such amendment, each Series A Holder shall convert one hundred percent (100%) of the Series A Preferred Stock held by such Series A Holder (including any and all interest, dividends, premiums or otherwise accrued and unpaid amounts as of the Second Restructuring Closing) into shares of Series B Preferred Stock at a ratio of one share of Series A Preferred Stock to 2.92649 shares of Series B Preferred Stock. A conversion fee in an amount equal to 0.75% of the aggregate principal amount of Series A Preferred Stock being converted by each Series A Holder shall be payable in cash out of cash flow of the Global Parties, but in any event by no later than the later of (i) December 31, 2009 or (ii) 60 days following the conversion thereof.
IV. Amendment and Exercise of Warrants

At the First Restructuring Closing, Holdings and Victory Fund shall amend the warrant attached as Exhibit A-1 hereto to provide that the calculation of the number of shares issuable upon the exercise of such warrant shall be determined on a pro forma basis after giving effect to the consummation of the Second Restructuring Closing.
V. Victory Fee Letter
At the First Restructuring Closing, the Global Parties shall pay to VPM, as collateral agent for the Junior Lenders, a monthly maintenance fee in an amount equal to $2,500, which shall be payable in cash monthly in arrears. The Global Parties shall reimburse Victory for all fees and expenses (including reasonable attorneys’ fees) incurred in connection with the Restructuring. The Global Parties shall indemnify Victory of all liabilities arising out of the Restructuring.
VI. Amendment to Senior Credit Agreement
Effective at the First Restructuring Closing, the Senior Credit Agreement shall be amended to:
(i) acknowledge that the outstanding principal balance of all Term Advances and of the 2009 Term Advance shall be deemed paid in full;
(ii) to provide for new financial covenant levels satisfactory to the Senior Lender, Victory and Holdings;
(iii) to revise certain definitions, including those of “Borrowing Base,” “Change of Control” and “Fundamental Transaction,” in a manner satisfactory to the Senior Lender, Victory and Holdings; and
(iv) to revise the covenant regarding management salaries to reflect that Holdings will no longer have a compensation committee.
The Senior Lender shall consent in such amendment to the Restructuring and the entrance into the Restructuring Documents by the Global Parties.
VII. Amendment and Restatement of Subordination Agreement
Effective at the First Restructuring Closing, the Subordination Agreement shall be amended to:
(i) narrow the definition of “Subordinated Indebtedness” to only capture indebtedness and obligations owing under the Junior Debt Documents;
(ii) revise Section 3(a) to permit new amortization payments, excess cash flow sweeps, conversion fees and prepayment premiums and other amounts owing under the Junior Debt Documents, and delete the cap contained therein;
(iii) revise Section 3(b) to refer to $750,000 minimum availability instead of $1,500,000;
(iv) reference the Series B Preferred Stock in Section 3(c);

(v) revise the definition of “Subordinated Notes” to include the amended and restated Junior Notes; and
(iii) include notice information for VPM.
Senior Lender shall consent to the Global Parties’ execution of the Restructuring Documents and the consummation of the Restructuring.